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                                                                    EXHIBIT 4.18

                                 FOURTH CONSENT


         FOURTH CONSENT (this "Consent"), dated as of January 14, 2000, among NOBLE DRILLING CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (the "Banks") and CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Administrative Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :


         WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of August 14, 1997, among the Borrower, various lending institutions, Credit Lyonnais New York Branch, as Documentation Agent and the Agent (the "Credit Agreement"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

         NOW, THEREFORE, it is agreed:

         1. Notwithstanding anything to the contrary contained in Section 8.07(b) of the Credit Agreement, the Banks hereby consent to the transfer of ownership of the Fleet Rigs "Noble Ed Holt" (Vessel No. 2389-95), "Noble Dick Favor" (Vessel No. 21683-94) and "Noble Charles Copeland" (Vessel No. 21356-94A) from the Borrower to a foreign Wholly-Owned Subsidiary of the Borrower to be designated by the Borrower, and the Fleet Rig "Noble Fri Rodli" (Vessel No. CG000082) from the Guarantor owning such Fleet Rig on the date hereof to a foreign Wholly-Owned Subsidiary of the Borrower.

         2. In order to induce the Banks to enter into this Consent, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the Fourth Consent Effective Date (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date) and (ii) there exists no Default or Event of Default on the Fourth Consent Effective Date; in each case both before and after giving effect to this Consent.

         3. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         4. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and


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delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         5. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         6. This Consent shall become effective on the date (the "Fourth Consent Effective Date") when (i) the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office and (ii) the Borrower shall have paid, to each Bank that has executed and delivered a counterpart hereof on or before 5:00 p.m. (New York time) on January 14, 2000, a consent fee (the "Consent Fee") equal to 0.075% of such Bank's Commitment as in effect on the Fourth Consent Effective Date immediately prior to giving effect to this Amendment.

         7. From and after the Fourth Consent Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.


                                NOBLE DRILLING CORPORATION


                                By /s/ Robert D. Campbell
                                  ---------------------------------------------
                                  Title: President


                                CHRISTIANIA BANK OG
                                  KREDITKASSE ASA, NEW YORK
                                  BRANCH, Individually, and as
                                  Administrative Agent


                                By /s/ Hans Chr. Kjelsrud
                                  ---------------------------------------------
                                  Title: Senior Vice President



                                By /s/ Peter M. Dodge
                                  ---------------------------------------------
                                  Title: Senior Vice President



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                             CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually and as
                                Documentation Agent

                             By  /s/ Philippe Soustra
                                ---------------------------------------------
                                Title: Senior Vice President

                             BANK OF TOKYO-MITSUBISHI, LTD.,
                             HOUSTON AGENCY

                             By  /s/ Michael Meiss
                                ---------------------------------------------
                                Title: VP & Manager



                             THE FUJI BANK LIMITED



                             By     /s/ Nate Ellis
                                ---------------------------------------------
                                Title: Senior Vice President & Manager



                             KBC BANK N.V.

                             By     /s/ Robert Snauffer
                                ---------------------------------------------
                                Title: First Vice President

                             By     /s/ Patrick J. Owens
                                ---------------------------------------------
                                Title: Vice President


                             MEESPIERSON CAPITAL
                             CORPORATION


                             By     /s/ John T. Connors
                                ---------------------------------------------
                                Title: President and Chief Operating Officer

                             By     /s/ John C. Preneta
                                ---------------------------------------------
                                Title: Executive Vice President




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                             ROYAL BANK OF CANADA


                             By     /s/ Linda M. Stephens
                                ---------------------------------------------
                                Title: Managing Director



                             WELLS FARGO BANK (TEXAS)
                             NATIONAL ASSOCIATION


                             By     /s/ Bret C. West
                                ---------------------------------------------
                                Title: Vice President

                             WESTDEUTSCHE LANDESBANK
                             GIROZENTRALE, NEW YORK BRANCH



                             By     /s/ Felicia La Forgia
                                ---------------------------------------------
                                Title: Vice President

                             By     /s/ Thomas Lee
                                ---------------------------------------------
                                Title: Associate

                             THE BANK OF NOVA SCOTIA


                             By     /s/ F.C.B. Ashby
                                ---------------------------------------------
                                Title: Senior Manager Loan Operations



                             SKANDINAVISKA ENSKILDA BANKEN
                             AB (Publ.)


                             By     /s/ Bjarte Boe
                                ---------------------------------------------
                                Title: Managing Director



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                             THE SANWA BANK, LIMITED


                             By     /s/ Lawrence Murphy
                                ---------------------------------------------
                                Title: Senior Vice President


                             DG BANK AG, New York Branch


                             By     /s/ Mark K. Connelly
                                ---------------------------------------------
                                Title: Vice President

                             By     /s/ Lynne McCarthy
                                ---------------------------------------------
                                Title: Vice President


                             BANK ONE, NA


                             By     /s/ Karen Patterson
                                ---------------------------------------------
                                Title: First Vice President